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                                SECOND AMENDMENT



         THIS SECOND AMENDMENT (the "Amendment"), to the Credit Agreement referred to below is entered into as of the 12th day of September, 1996, by and among TEXFI INDUSTRIES, INC., a corporation organized under the laws of Delaware (the "Borrower"), THE LENDERS SIGNATORY HERETO (collectively, the "Lenders"), NATIONSBANK, N.A., a national banking association, as Agent, and NATIONSBANC COMMERCIAL CORPORATION, as Disbursing Agent (collectively, the "Agents").



                              STATEMENT OF PURPOSE

         The Borrower, the Lenders and the Agents are parties to a certain Credit Agreement dated as of March 15, 1996 (as heretofore amended hereby and as further amended or modified hereby, the "Credit Agreement"), pursuant to which the Lenders have agreed to make, and have made, certain Loans to the Borrower. The Borrower, the Lenders and the Agents have agreed to amend the Credit Agreement upon the terms and conditions of this Amendment.

         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:


         I.       AMENDMENTS.

         1. Section 3.3 of the Credit Agreement is hereby amended to provide that the Net Proceeds in the aggregate amount of $144,580 realized by the Borrower from the Asset Sales with respect to assets constituting a part of the Borrower's former Highland Yarn Mills facility located in High Point, North Carolina sold during the period from March 15, 1996 through July 2, 1996 shall, in accordance with Section 3.5(c) of the Credit Agreement, be applied to reduce each of the twenty-five (25) remaining principal installments due on the Term Loan by the sum of $5,783.20. Accordingly, the first twenty-four (24) of such remaining monthly installments shall be in the amount of $494,216.80 each, and the last installment shall be in the amount of $4,494,216.80 or such other principal amount as shall then remain unpaid under the Term Loan.

         2. Subsection 3.5(c) of the Credit Agreement is hereby amended by deleting the same in its entirety and inserting in lieu thereof the following:

                           (c) Manner of Application. Each mandatory repayment
                  under this Section 3.5 shall be applied to the principal installments due on the Term Loan on a pro rata basis, except that mandatory repayments under this Section 3.5 with respect to Asset Sales of assets constituting a part of the Borrower's former Highland Yarn Mills facility in High Point, North Carolina occurring after July 2, 1996 shall be applied to the last principal


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                  installment due on the Term Loan. Each such repayment shall be accompanied by accrued interest on the amount prepaid and by any payment required under Section 4.8 hereof.

         3. Section 9.2 of the Credit Agreement is hereby amended by deleting the same in its entirety and inserting in lieu thereof the following:

         Coverage Ratio. Permit the Coverage Ratio to be less than the following ratios as of the date indicated:

             Ratio                           Applicable Date

            .8 to 1.0                        At the end of the third quarter of
                                             Borrower's 1996 fiscal year.

            .7 to 1.0                        At the end of the fourth quarter of
                                             Borrower's 1996 fiscal year.

            1.1 to 1.0                       At the end of each quarter of
                                             Borrower's 1997 fiscal year.

            1.25 to 1.0                      At the end of the first quarter of
                                             Borrower's 1998 fiscal year and
                                             at the end of each fiscal quarter
                                             thereafter.

         4. Section 9.3 of the Credit Agreement is hereby amended by deleting the same in its entirety and inserting in lieu thereof the following:

         Leverage Ratio. Permit the Leverage Ratio to exceed the following ratios as of the date indicated:

            Ratio                           Applicable Date

            5.60 to 1.0                     At the end of the third quarter of
                                            Borrower's 1996 fiscal year.

            6.40 to 1.0                     At the end of the fourth quarter of
                                            Borrower's 1996 fiscal year.

            4.50 to 1.0                     At the end of the first quarter of
                                            Borrower's 1997 fiscal year.



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            4.0 to 1.0                     At the end of the second quarter
                                           of Borrower's 1997 fiscal year.

            4.0 to 1.0                     At the end of the third quarter of
                                           Borrower's 1997 fiscal year.

            3.5 to 1.0                     At the end of the fourth quarter of
                                           Borrower's 1997 fiscal year and
                                           at the end of each fiscal quarter
                                           thereafter.


         5. Section 9.4 of the Credit Agreement is hereby amended by deleting the same in its entirety and inserting in lieu thereof the following:

         Minimum Net Worth. Permit Consolidated Net Worth to be less than $2,575,000 as of the end of the third quarter of Borrower's 1996 fiscal year, $1,600,000 as of the end of the fourth quarter of Borrower's 1996 fiscal year and as of any date thereafter, an amount equal to the sum of (x) $4,000,000 plus (y) fifty percent (50%) of Consolidated Net Income (if positive) of the Borrower and its Subsidiaries for each fiscal quarter occurring after the Closing Date plus (z) one hundred percent (100%) of the aggregate Net Proceeds of any issuance or offering of capital stock received by the Borrower or any of its Subsidiaries after the Closing Date.

         6. Section 11.2(b) is hereby amended by deleting the word "Disbursing" from the first and second sentences thereof.

         7. Disbursing Agent. The Credit Agreement is hereby amended to provide that neither the joinder in nor the consent of the Disbursing Agent to any further amendment of the Credit Agreement or of any other Loan Document or to the release of any Collateral under the Security Documents shall hereafter be required; provided, that the Disbursing Agent's sole obligation under the Credit Agreement shall be the computation of the Borrowing Base in the manner provided in Section 2.2(c) of the Credit Agreement. Notwithstanding the foregoing, the provisions of Article 12 of the Credit Agreement shall continue in effect for the Disbursing Agent's benefit in respect of any actions taken or omitted to be taken by it while acting as Disbursing Agent prior to or after the effectiveness of this Amendment.


         II.      RELEASE OF EQUIPMENT.

         1. Highland Yarns. The Lenders hereby authorize the Agent to execute and deliver all documents reasonably required to release the Lien of the Lenders in the equipment of the Borrower more particularly described on Schedule A attached hereto and incorporated herein by



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reference, which equipment consists of assets no longer necessary or usable in the business of the Borrower or its Subsidiaries.

         2. Sale/Leaseback. The Lenders hereby consent to the release of the equipment to be sold to and leased back from NationsCredit Commercial Corporation, which equipment is more particularly described on Schedule B attached hereto and incorporated herein by reference, and authorize the Agent to execute and deliver all documents reasonably required to release the Lien of the Lenders in such equipment. By its execution of this Amendment, the Borrower confirms that the equipment described on Schedule B attached hereto was purchased by the Borrower on the dates set forth on Schedule B.


         III.     CONFIRMATION; CONDITIONS TO EFFECTIVENESS.

         1. Representations and Warranties. In order to induce the Lenders and the Agents to execute this Amendment, the Borrower hereby confirms that each representation and warranty made by it under the Loan Documents is true and correct as of the date hereof and that after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement. The Borrower hereby represents and warrants that as of the date hereof there are no claims or offsets against or defenses or counterclaims to its obligations under the Credit Agreement or any other Loan Document.

         2. Conditions to Effectiveness. This Amendment shall become effective upon completion of the following conditions to the satisfaction of the Agents:

         (a) receipt by the Agent of an originally executed copy of this Amendment; and

         (b) receipt by the Agent of any other document or instrument reasonably requested by it in connection with the execution of this Amendment; and

         (c) receipt by the Agent of the Amendment fee in the amount of $89,375 to be shared by the Lenders pro rata in accordance with their respective Commitment Percentages.


         IV.      GENERAL PROVISIONS.

         1. Limited Amendment. Except as expressly amended herein, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or (ii) to prejudice any other right or rights which the Agents or any Lender may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents or any of the instruments or


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agreements referred to therein, as the same may be amended or modified from time to time.

         2. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         3. Definitions. All capitalized terms used and not defined herein shall have the meanings given thereto in the Credit Agreement.

         4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF
THE STATE OF NORTH CAROLINA.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.



                                            BORROWER:

                                            TEXFI INDUSTRIES, INC.



                                           By: /s/
                                                     Name:
                                                     Title:




                                           LENDERS:

                                           NATIONSBANK, N.A.



                                            By: /s/
                                                     Name:
                                                     Title:




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                                           MELLON BANK, N.A.



                                            By: /s/
                                                     Name:
                                                     Title:




                                            THE FIRST NATIONAL BANK OF BOSTON



                                            By: /s/
                                                     Name:
                                                     Title:




                                            CORESTATES BANK, N.A.



                                            By: /s/
                                                     Name:
                                                     Title:




                                            FLEET BANK, NATIONAL ASSOCIATION



                                            By:
                                                     Name:
                                                     Title:





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                                            NATIONAL BANK OF CANADA



                                            By: /s/
                                                     Name:
                                                     Title:



                                           By: /s/
                                                     Name:
                                                     Title:





                                            AGENT:

                                            NATIONSBANK, N.A.



                                            By: /s/
                                                     Name:
                                                     Title:





                                           DISBURSING AGENT:

                                           NationsBanc Commercial Corporation



                                           By: /s/
                                                     Name:
                                                     Title:





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                                   SCHEDULE A
                                       To
                                Second Amendment
                                  by and among
                             Texfi Industries, Inc.,
                          the Lenders Signatory Hereto,
                              NationsBank, N.A. and
                       NationsBanc Commercial Corporation
                            Dated September ___, 1996


                                    EQUIPMENT

                                   SCHEDULE B
                                       To
                                Second Amendment
                                  by and among
                             Texfi Industries, Inc.,
                          the Lenders Signatory Hereto,
                              NationsBank, N.A. and
                       NationsBanc Commercial Corporation
                            Dated September ___, 1996


                                    EQUIPMENT

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